Exhibit 10

Joint Venture Agreement

Party A: Greater China Media and Entertainment Corp. (Formerly AGA Resources, Inc.), a company incorporated under the laws of the State of Nevada and trading on the NASD OTCBB under symbol “GCME”.

Address: 10th Floor, Building A, Tongyongguoji Center

No. 3 Jianguomenwai Road, Beijing China

Legal Representative: Wei, Xin

Position: Chairman

Party B: BEIJING NEW-ELEMENT CO. LTD., a company organized and existing under the laws of People’s Republic of China.

Address: 9th Floor, Block #5, Diplomacy Apartment, ChaoWai,

Beijing, China

Legal Representative: Wang, Jun

Position: General Manager

Whereas:

Party A and Party B reached an agreement for mutual benefit and joint development, both parties agree as follows:

1. Structure of Co-operation

1.1      A Joint Venture (JV) will be formed in Beijing China;
1.2      Registered Capital of the JV will be 1 million RMB, of which, 510,000 RMB of registered capital will be invested from Party A who will own 51% of the JV, the rest will be invested from Party B who will own 49% of the JV;
1.3       Party B will also transfer all the signed marketing and promotion commercial contracts (“Transferred Contracts”) to the JV.

2. Rights with respect to the Transferred Contracts

2.1      JV is the beneficial owner of the Transferred Contracts;

3. Rights and Obligations

3.1      Rights and Obligations of Party A

3.1.1     Party A will invest 510,000 RMB as registered capital of the JV and Party A will own 51% of the JV;
3.1.2     Party A will provide the required working capital according to the JV’s Business Plan;
3.1.3     Party A will be in charge of JV’s accounting management;
3.1.4     The board of the JV will have 3 or 5 members. Party A has the right to appoint 2 members if the board has 3 members or 3 members if the board has 5 members;
3.1.5      If the JV meets the profit projection in 3 years, Party A has the option to acquire the 49% ownership of the JV from Party B for a price equal to six times the average annual profit for the past 3 years.
3.1.6     If the JV meets the profit projection in 3 years, but Party B decided to terminate this Agreement, Party A has the right to  require Party B to return all the investment made by Party A;
3.1.7     Party A has the right to require Party B not to transfer its ownership to any third party during the term of this Agreement, except for transferring his ownership to Party A according to Section 3.1.5 of this Agreement;
3.1.8     Party A has the right to get cooperation from Party B in order to comply with the annual audit requirements of the SEC, if any, and such cooperation with include working with a PCAOB approved accounting firm retained by Party A which is credentialed to practice before the SEC.
3.1.9      Party A has right not to distribute the profit to both parties within the first 3 years;
3.1.10     Party A will issue 2 million new common shares of Party A  to  Jun Wang, owner of Party B in an offering exempt from registration pursuant to Regulation S under the
         Securities Act of 1933, as amended. The parties agree that these shares will be restricted from trading for 2 years from the date hereof in accordance with this Agreement.
        If the JV meets the profit projections for the first 2 years, the restriction agreed to hereby with be removed and the shares will be entitled to qualify for trading privileges pursuant to Rule 144 in accordance with the provisions and limitations of that rule; otherwise, if the profit projections are not met, Party A has the right to cancel the shares on a pro rata basis based on their market value and the profit shortfall from projections and Jun Wang will surrender the certificates for cancellation and not contest the cancellation.

3.2. Rights and Obligations of Party B

3.2.1      Party B will invest 490,000 RMB as registered capital of the JV and Party B will own 49% of the JV;
3.2.2     Party B is responsible for the daily operations;
3.2.3      Party B is responsible for ensuring all the operations will comply with related rules and regulations in China. The JV will focus on marketing and promotion events and activities for enterprises. Party B is responsible to ensure the core management team will work for the JV for no less than 3 years;
3.2.4     If the JV meets the profit projection in 3 years, Party B has the right to require Party A to acquire the 49% ownership of the JV from Party B for a price equal to six times the average annual profit for the past 3 years;

3.2.5     The board of the JV will have 3 or 5 members. Party B has the right to appoint 1 member if the board has 3 members or 2 members if the board has 5 members;
3.2.6     Party B will not conduct business with any third party which will have conflict interest with the JV;
3.2.7      Party B has the exclusive right with Party A to conduct marketing and promotion business. Party A can not co-operate with any third party for marketing and promotion business.

4. Time to set up the JV

4.1     Both parties will start submitting the required documents for setting up the JV within one month after signing this Agreement.

5. Settlements of Disputes
All disputes among the Parties arising from this Agreement shall be settled through friendly negotiation. In case no settlement can be settled through negotiation, any Party has the right to submit such disputes to China International Economic and Trade Arbitration Commission (CIETAC). And the arbitration decision shall be final and binding on both parties. The expenses for arbitration shall be borne by losing party unless otherwise stated by Arbitration Commission.

6. Term of Agreement
This Agreement has a term of Twenty (20) years from the signing of this Agreement.

7. General

7.1     This Agreement sets forth the entire agreement and understanding of the parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto;
7.2      All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforce-able by, the parties hereto;
7.3     This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agree-ment, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. No party may assign any rights, duties or obligations hereunder unless all other parties have given their prior written consent;
7.4     If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions;
7.5      This Agreement and any amendment or modification of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

8. Form of Signature

The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any amendment or modification of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

Party A: Greater China Media and Entertainment Corp.	Party B: BEIJING NEW-ELEMENT CO. LTD.
/s/ Xin Wei	/s/Jun Wang

Name: Xin Wei Title: Chairman	Name: Jun Wang Title: General Manager